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                                                                 EXHIBIT 3.19(a)

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      FOR

                  AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

     The undersigned, desiring to form a limited partnership pursuant to the Texas Revised Limited Partnership Act, Tex. Rev. Civ. Stat. Ann. Article 6132a-1 (the "Act"), hereby duly execute this Certificate of Limited Partnership for that purpose.

     1. The name of the partnership is the AOR of Texas Management Limited Partnership (the "Partnership").

     2. The address of the registered office of the Partnership is 16825 Northchase Dr., Suite 1300, Houston, Texas 77060, and the name of the registered agent, whose business office address will be the same as the registered office address, is L. Fred Pounds.

     3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under
Section 1.07 of the Act is 16825 Northchase Dr., Suite 1300, Houston, Texas
77060.

     4. The name, the mailing address and the street address of the business of the sole general partner of the Partnership is as follows:

         Name                 Mailing Address           Street Address
         ----                 ---------------           --------------

AOR Management Company     16825 Northchase Dr.,     16825 Northchase Dr.,
of Texas, Inc.             Suite 1300                Suite 1300
                           Houston, Texas 77060      Houston, Texas 77060

     SIGNED on this 2/nd/ day of May, 1996.


                                          GENERAL PARTNER

                                          AOR MANAGEMENT COMPANY OF TEXAS, INC.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________